    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1997

                               REGISTRATION STATEMENT NOS. 333-35833 & 333-35839
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM F-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                          INTELLIGENT POLYMERS LIMITED
             (Exact name of Registrant as specified in its charter)

                     BERMUDA                                               2834
  (State or other jurisdiction of incorporation         (Primary Standard Industrial Classification
                or organization)                                       Code Number)

                     BERMUDA                                        NOT APPLICABLE
                or organization)

  (State or other jurisdiction of incorporation          (I.R.S. Employer Identification No.)

                             CONYERS DILL & PEARMAN
           CLARENDON HOUSE, 2 CHURCH STREET, HAMILTON HM 11, BERMUDA
                   ATTENTION: DAVID J. DOYLE, (441) 295-1422
   (Address and telephone number of Registrant's principal executive offices)

                             CT CORPORATION SYSTEM
             1633 BROADWAY, NEW YORK, NEW YORK 10015 (212) 664-1666
           (Name, address and telephone number of agent for service)
                      ------------------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM F-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                       BIOVAIL CORPORATION INTERNATIONAL
             (Exact name of Registrant as specified in its charter)

                              ONTARIO, CANADA
       (State or other jurisdiction of incorporation or organization)

                              ONTARIO, CANADA                                                                NOT APPLICABLE

       (State or other jurisdiction of incorporation or organization)                             (I.R.S. Employer Identification No
 .)

                       BIOVAIL CORPORATION INTERNATIONAL
            2488 DUNWIN DRIVE, MISSISSAUGA, ONTARIO, CANADA L5L 1J9
                    ATTN: ROBERT A. PODRUZNY (416) 285-6000
   (Address and telephone number of Registrant's principal executive offices)

                             CT CORPORATION SYSTEM
             1633 BROADWAY, NEW YORK, NEW YORK 10015 (212) 664-1666
           (Name, address and telephone number of agent for service)
                      ------------------------------------

                                   COPIES TO:

                               BRUCE D. BRYDON
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      BIOVAIL CORPORATION INTERNATIONAL
           2488 DUNWIN DRIVE, MISSISSAUGA, ONTARIO, CANADA L5L 1J9
                              ROGER ANDRUS, ESQ.
                           CAHILL GORDON & REINDEL
                   80 PINE STREET, NEW YORK, NEW YORK 10005
                                (212) 701-3000

                               BRUCE D. BRYDON                                                                  DAVID J. DOYLE

                      BIOVAIL CORPORATION INTERNATIONAL                                                  INTELLIGENT POLYMERS LIMITE
D
           2488 DUNWIN DRIVE, MISSISSAUGA, ONTARIO, CANADA L5L 1J9                        CLARENDON HOUSE, 2 CHURCH STREET, HAMILTON
 HM 11, BERMUDA
                              ROGER ANDRUS, ESQ.                                                              MARK KESSEL, ESQ.

                           CAHILL GORDON & REINDEL                                                           BRICE T. VORAN, ESQ.

                   80 PINE STREET, NEW YORK, NEW YORK 10005                                                  SHEARMAN & STERLING

                                (212) 701-3000                                                  599 LEXINGTON AVENUE, NEW YORK, NEW
YORK 10022
                                                                                                                (212) 848-4000

                    PRESIDENT AND CHIEF EXECUTIVE OFFICER                                                 COMMON DIRECTOR/SECRETARY


        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.
                      ------------------------------------

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------------
                                                                                 AMOUNT TO BE              PROPOSED MAXIMUM
TITLE OF EACH CLASS                                                               REGISTERED                OFFERING PRICE
OF SECURITIES TO BE REGISTERED                                                                                PER UNIT(2)
----------------------------------------------------------------------------------------------------------------------------------
Units each consisting of one Common Share, par value $.01 per share, of         3,737,500 Units                 $20.00
Intelligent Polymers Limited and one Warrant to purchase one Biovail
Common Share(1)...........................................................
----------------------------------------------------------------------------------------------------------------------------------
Intelligent Polymers Limited Common Shares included in Units..............     3,737,500 Shares                   --
----------------------------------------------------------------------------------------------------------------------------------
Warrants to purchase Biovail Common Shares included in Units..............    3,737,500 Warrants                  --
----------------------------------------------------------------------------------------------------------------------------------
Biovail Common Shares, $.01 par value(4)..................................            (5)                         (5)
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

                                                                                  PROPOSED MAXIMUM               AMOUNT OF

TITLE OF EACH CLASS                                                              AGGREGATE OFFERING          REGISTRATION FEE

OF SECURITIES TO BE REGISTERED                                                       PRICE(2)(3)
----------------------------------------------------------------------------------------------------------------------------------

Units each consisting of one Common Share, par value $.01 per share, of              $74,750,000                $22,652(6)

Intelligent Polymers Limited and one Warrant to purchase one Biovail
Common Share(1)...........................................................
----------------------------------------------------------------------------------------------------------------------------------

Intelligent Polymers Limited Common Shares included in Units..............               --                         --

----------------------------------------------------------------------------------------------------------------------------------

Warrants to purchase Biovail Common Shares included in Units..............               --                         --

----------------------------------------------------------------------------------------------------------------------------------

Biovail Common Shares, $.01 par value(4)..................................          $228,137,000                $69,135(7)

----------------------------------------------------------------------------------------------------------------------------------




(1) Each Warrant grants the holder the right to purchase one Common Share, no par value, of Biovail Corporation International.



(2) Estimated solely for purposes of calculating the amount of the registration fee.



(3) Includes 487,500 Units which the Underwriters have the option to purchase solely to cover over-allotments, if any.



(4) Shares to be issued if Biovail exercises that certain Purchase Option described in the Prospectus contained herein at any time on or before September 30, 2002 and pays the exercise price in common shares of Biovail Corporation International.



(5) Omitted pursuant to Rule 457(o) under the Securities Act.



(6) Previously paid.



(7) $44,239 of which has been previously paid.

   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 (FORM F-1)/ITEM 14 (FORM F-3).* OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by Intelligent Polymers in connection with the sale of Units being registered (all amounts are estimated except the SEC Registration Fee and the American Stock Exchange Listing Application Fee):


    SEC Registration Fee....................................................   $   91,787
    Listing Application Fee.................................................       16,750
    Blue Sky Qualification Fees and Expenses................................       12,500
    Accounting Fees.........................................................      100,000
    Legal Fees and Expenses.................................................      625,000
    NASD Filing Fee.........................................................       22,574
    Printing and Engraving..................................................      160,000
    Miscellaneous...........................................................       16,389
                                                                               ----------
    Total...................................................................   $1,045,000
                                                                               ==========


------------------------------

* Pursuant to the Services Agreement, Biovail and Intelligent Polymers have agreed that Intelligent Polymers will pay all expenses associated with the issuance and distribution of the Units.

ITEM 14 (FORM F-1)/ITEM 15 (FORM F-3).  INDEMNIFICATION OF DIRECTORS AND
OFFICERS

     Except as hereinafter set forth, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of either of the Registrants is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

     With respect to Intelligent Polymers:

     Intelligent Polymers' Bye-Laws provide that Intelligent Polymers shall indemnify out of the funds of Intelligent Polymers, except as set forth below, every director and officer of Intelligent Polymers and every member of a committee of the Board of Directors of Intelligent Polymers, against all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, officer or committee member and any person acting as a director, officer or committee member in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election provided always that the indemnity contained by the Bye-Laws shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the foregoing persons. To the extent that any director, officer or member of a committee duly constituted under the Bye-Laws is entitled to claim an indemnity pursuant to the Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of Intelligent Polymers to reimburse the person making such payment or effecting such discharge. No director, secretary or other duly appointed officer of Intelligent Polymers shall be personally liable to Intelligent Polymers or its shareholders for monetary damages in respect of the exercise or non-exercise of any power or duty vested in such director, secretary or officer, provided, however, the foregoing shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the foregoing persons. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by Intelligent Polymers in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors of Intelligent Polymers upon receipt of an undertaking by or on behalf of a director, officer, liquidator or trustee to repay such amount, unless it shall be ultimately determined that he is entitled to be indemnified by Intelligent Polymers as authorized in the Bye-Laws or otherwise pursuant to applicable laws.

     With respect to Biovail:

     Section 6.04 of By-Law No. 1 of Biovail provides as follows:

     Subject to the limitations contained in statutory law, Biovail shall indemnify a director or officer, a former director or officer, or a person who acts or acted at Biovail's request as a director or officer of a body corporate of which Biovail is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Biovail or such body corporate, if

          (a) he acted honestly and in good faith with a view to the best interest of Biovail; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Biovail shall also indemnify such person in such other circumstances as statutory law permits or requires.

ITEM 15 (FORM F-1).  RECENT SALES OF UNREGISTERED SECURITIES

     On July 30, 1997 Intelligent Polymers sold 12,000 Special Shares to Biovail for an aggregate cash purchase price of $12,000. The Special Shares were issued without registration under the Securities Act of 1933, as amended, in reliance upon the exemption provided by Section 4(2) of the Act. No underwriting commissions were paid in connection with such issuance.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS


    EXHIBIT
    NUMBER                                        DESCRIPTION
    ------       ------------------------------------------------------------------------------
     1.1*    --  Form of Underwriting Agreement
     2.9**   --  Amalgamation Agreement between Trimel Corporation and Biovail Corporation
                 International dated January 12, 1994
     3.1*    --  Memorandum of Association of Intelligent Polymers
     3.2*    --  Bye-Laws of Intelligent Polymers
     4.1*    --  Purchase Option (included in Exhibit 3.2)
     4.2*    --  Form of Warrant Agreement
     4.3*    --  Form of Warrant (included in Exhibit 4.2)
     4.4*    --  Form of Unit Certificate
     4.5+    --  Specimen Stock Certificate for Biovail Common Shares
     4.6*    --  Specimen Stock Certificate for Intelligent Polymers Common Shares (included in
                 Exhibit 4.4)
     4.7*    --  Specimen Stock Certificate for Intelligent Polymers Special Shares
     5.1*    --  Form of Opinion of Kenneth C. Cancellara as to legality of underlying Biovail
                 Common Shares, including consent
     5.2     --  Form of Opinion of Conyers Dill & Pearman as to legality of Intelligent
                 Polymers Common Shares, including consent (included in Exhibit 8.3)
     8.1*    --  Form of Opinion of Cahill Gordon & Reindel as to U.S. tax matters, including consent
     8.2*    --  Form of Opinion of Cassels Brock & Blackwell as to Canadian tax matters, including consent
     8.3*    --  Form of Opinion of Conyers Dill & Pearman as to Bermuda tax matters, including consent
    10.1*    --  Form of Development and License Agreement
    10.2*    --  Form of Services Agreement
    21.1*    --  List of Subsidiaries of Biovail

    EXHIBIT
    NUMBER                                        DESCRIPTION
    ------       ------------------------------------------------------------------------------
    23.1*    --  Consent of Cahill Gordon & Reindel (included in Exhibit 8.1)
    23.2*    --  Consent of Cassels Brock & Blackwell (included in Exhibit 8.2)
    23.3*    --  Consent of Conyers Dill & Pearman (included in Exhibit 5.2 and Exhibit 8.3)
    23.4*    --  Consent of Kenneth C. Cancellara (included in Exhibit 5.1)
    23.5     --  Consent of Deloitte & Touche, independent Chartered Accountants, regarding
                 Intelligent Polymers Balance Sheet and Biovail Consolidated Financial
                 Statements
    24.1*    --  Powers of Attorney


------------------------------

 * Previously filed.
** Incorporated by reference to Registrant's registration statement on Form F-4,
   Registration Statement No. 33-74120.
 + Incorporated by reference to Biovail's registration statement on Form F-4, Registration Statement No. 33-74120.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrants hereby undertake:

     (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (2) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Intelligent Polymers hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mississauga, Canada, on October 8, 1997.


                                          BIOVAIL CORPORATION INTERNATIONAL

                                          By:   /s/ KENNETH C. CANCELLARA
                                            ------------------------------------
                                                  (Kenneth C. Cancellara)
                                               Senior Vice President, General
                                                           Counsel,
                                                   Secretary and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on behalf of Biovail Corporation International by the following persons in the capacities and on the dates indicated

                SIGNATURE                                        TITLE
-----------------------------------------  --------------------------------------------------

                      *                    Chairman of the Board of Directors
-----------------------------------------
            Eugene N. Melnyk

                      *                    President, Chief Executive Officer and Director
-----------------------------------------  (Principal Executive Officer)
             Bruce D. Brydon
                      *                    Senior Vice President,
-----------------------------------------  Corporate and Strategic
           Rolf K. Reininghaus             Development and Director

                      *                    Senior Vice President,
-----------------------------------------  Chief Operating Officer and
              Mahmood Khan                 Director

                      *                    Senior Vice President, General Counsel, Secretary
-----------------------------------------  and Director
          Kenneth C. Cancellara

                      *                    Vice President Finance,
-----------------------------------------  Chief Financial Officer and
           Robert A. Podruzny              Director (Principal Financial
                                           and Accounting Officer)

                SIGNATURE                                        TITLE
-----------------------------------------  --------------------------------------------------


                      *                    Director
-----------------------------------------
           Wilfred G. Bristow

                      *                    Director
-----------------------------------------
               Roger Rowan

                      *                    Director
-----------------------------------------
              Robert Vujea

  Authorized Representative in the U.S.

                      *
-----------------------------------------
         Biovail Americas Corp.

     *By: /s/ KENNETH C. CANCELLARA        October 8, 1997
-----------------------------------------
         (Kenneth C. Cancellara)
            Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Ontario on October 8, 1997.


                                          INTELLIGENT POLYMERS LIMITED

                                          By:   /s/ KENNETH C. CANCELLARA
                                            ------------------------------------
                                                  (Kenneth C. Cancellara)
                                                    Authorized Signatory

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on behalf of Intelligent Polymers Limited by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                         TITLE
----------------------------------------  ---------------------------------------------------

                     *                    Chairman/Chief Executive Officer (Principal
----------------------------------------  Executive, Financial and Accounting Officer)
            Eugene N. Melnyk

                     *                    Special Director
----------------------------------------
           Robert A. Podruzny

                     *                    Common Director, Secretary
----------------------------------------
             David J. Doyle

 Authorized Representative in the U.S.

                     *
----------------------------------------
         Biovail Americas Corp.

     *By: /s/ KENNETH C. CANCELLARA       October 8, 1997
----------------------------------------
        (Kenneth C. Cancellara)
            Attorney-in-fact

                                 EXHIBIT INDEX


    EXHIBIT
    NUMBER                                    DESCRIPTION
    ------       ---------------------------------------------------------------------
     1.1*    --  Form of Underwriting Agreement
     2.9**   --  Amalgamation Agreement between Trimel Corporation and Biovail
                 Corporation International dated January 12, 1994
     3.1*    --  Memorandum of Association of Intelligent Polymers
     3.2*    --  Bye-Laws of Intelligent Polymers
     4.1*    --  Purchase Option (included in Exhibit 3.2)
     4.2*    --  Form of Warrant Agreement
     4.3*    --  Form of Warrant (included in Exhibit 4.2)
     4.4*    --  Form of Unit Certificate
     4.5+    --  Specimen Stock Certificate for Biovail Common Shares
     4.6*    --  Specimen Stock Certificate for Intelligent Polymers Common Shares
                 (included in Exhibit 4.4)
     4.7*    --  Specimen Stock Certificate for Intelligent Polymers Special Shares
     5.1*    --  Form of Opinion of Kenneth C. Cancellara as to legality of underlying
                 Biovail Common Shares, including consent
     5.2     --  Form of Opinion of Conyers Dill & Pearman as to legality of
                 Intelligent Polymers Common Shares, including consent (Included in
                 Exhibit 8.3)
     8.1*    --  Form of Opinion of Cahill Gordon & Reindel as to U.S. tax matters, including consent
     8.2*    --  Form of Opinion of Cassels Brock & Blackwell as to Canadian tax
                 matters, including consent
     8.3*    --  Form of Opinion of Conyers Dill & Pearman as to Bermuda tax matters, including consent
    10.1*    --  Form of Development and License Agreement
    10.2*    --  Form of Services Agreement
    21.1*    --  List of Subsidiaries of Biovail
    23.1*    --  Consent of Cahill Gordon & Reindel (included in Exhibit 8.1)
    23.2*    --  Consent of Cassels Brock & Blackwell (included in Exhibit 8.2)
    23.3*    --  Consent of Conyers Dill & Pearman (included in Exhibit 5.2 and
                 Exhibit 8.3)
    23.4*    --  Consent of Kenneth C. Cancellara (included in Exhibit 5.1)
    23.5     --  Consent of Deloitte & Touche, independent Chartered Accountants, regarding Intelligent Polymers Balance Sheet and Biovail Consolidated
                 Financial Statements
    24.1*    --  Powers of Attorney


------------------------------

 * Previously filed.
** Incorporated by reference to Registrant's registration statement on Form F-4,
   Registration Statement No. 33-74120.
 + Incorporated by reference to Biovail's registration statement on Form F-4, Registration Statement No. 33-74120.